Exhibit 10.3

THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (“Third Amendment”) is effective as of May 10, 2005 (the “Amendment Effective Date”), unless otherwise stated herein.

    WHEREAS, effective June 21, 2003, ICO, Inc., a Texas corporation, and its subsidiaries and affiliates ("Employer"), and Christopher N. O’Sullivan ("Employee") entered into an Employment Agreement (“Agreement”); and

    WHEREAS, the Agreement was amended by an amendments dated July 9, 2003 (the “First Amendment”), and August 16, 2004 (the “Second Amendment), and the parties desire to further amend the Agreement via this Third Amendment, as set forth herein.

    NOW, THEREFORE, Employer and Employee agree as follows:

1.   All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2.   Employer and Employee hereby agree that Employee’s employment shall be terminated, effective as of June 1, 2005. Employee acknowledges that upon termination of his employment, all future benefits for which Employee would be eligible shall cease and terminate, and Employee shall be entitled to the following (and no other payments): (i) pro rata Base Salary through the date of such termination; and (ii) any other payments that may be payable pursuant to the terms of Employer's employee benefit plans in which Employee is a participant.

    IN WITNESS WHEREOF, Employer and Employee have duly executed this Second Amendment in multiple originals, to be effective on the date set forth above.

    ICO, Inc.

BY:	/s/ W. Robert Parkey, Jr.
W. Robert Parkey, Jr.
Chief Executive Officer
Date:	May 10, 2005

    EMPLOYEE:

BY:	/s/ Christopher N. O'Sullivan
Christopher N. O'Sullivan
Date:	May 10, 2005